Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 13, 2021, with respect to the consolidated financial statements and financial statement schedule of Xometry, Inc., included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

McLean, VA

June 3, 2021